Exhibit Index
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Exhibit 1           Joint Filing Agreement dated as of June 10, 2000 by and
                    among Artisan Partners Limited Partnership, Artisan Investment Corporation, Andrew A. Ziegler, and Carlene Murphy Ziegler.